Exhibit 99.1

Contacts:

Investor Relations

Paul Rybecky

(516) 734-3796

paul.rybecky@dealertrack.com

Media Relations

Alison von Puschendorf

(877) 327.8422

Alison.vonpuschendorf@dealertrack.com

Dealertrack Announces Cash Offer to Acquire International Automotive Retailing Software Provider incadea plc

Acquisition Positions Dealertrack for Growth in Global Automotive Retailing Market

Lake Success, N.Y., December 18, 2014 ─ Dealertrack Technologies (Nasdaq: TRAK)

today announced a cash offer to acquire incadea plc (LSE AIM: INCA), a leading provider of DMS software and services to the global automotive retail market. Under the terms of the transaction, Dealertrack will make a cash offer for the entire issued and to be issued share capital of incadea. The Board of incadea has unanimously recommended that the shareholders accept the Dealertrack offer.

Under the terms of the transaction, incadea shareholders who accept the offer will be entitled to receive 190 pence cash for each incadea share held. The expected total consideration to be paid to acquire all shares of incadea will be approximately £121.6 million or $190.3 million. Dealertrack expects to finance the transaction through cash on hand and in cash already drawn down from its existing credit facility. Dealertrack has received irrevocable undertakings from incadea shareholders holding approximately 56 percent of the outstanding incadea shares to accept the recommended cash offer. The transaction is subject to a number of conditions as set forth in the announcement released today in accordance with Rule 2.7 of the UK Takeover Code. The deal is expected to close in the first quarter of 2015.

The full announcement, issued in accordance with Rule 2.7 of the UK Takeover Code, can be found on our website, www.dealertrack.com

The acquisition of incadea will significantly enhance the total addressable market for Dealertrack. Automobile manufacturers are increasingly looking for one stop global technology partners and this transaction positions Dealertrack competitively to grow the existing global customer base and capture new market share opportunities. incadea has significant momentum in capturing new DMS agreements and its range of customers include BMW, Toyota, Volkswagen, Peugeot/Citroën, Ford, Bosch, Scania and Mercedes-Benz.

incadea’s team of more than 500 employees brings together automotive retailing industry expertise and proprietary technology to drive a suite of solutions that include dealer management, business intelligence, and customer and vehicle relationship management. The company’s product suite is based on Microsoft, with whom it has a long-term strategic relationship. incadea’s network of worldwide certified channel partners serves a growing community of more than 75,000 worldwide end users in nearly 3,500 dealerships across more than 85 geographical markets.

“Dealertrack has been a leader in delivering software solutions to the automotive retail market in the U.S. and Canada, helping to transform the online car shopping and in-store experience for both the dealer and consumer,” said Mark O’Neil, chairman and chief executive officer, Dealertrack. “The addition of incadea advances our international growth strategy and helps strengthen our competitive offering to global manufacturers. We look forward to partnering with manufacturers and dealers around the globe to help them achieve their goals of delivering a better automotive retailing experience in high-growth markets.”

incadea’s chief executive officer Patrick Katenkamp will continue to lead the business for Dealertrack post closing. He brings more than 16 years of experience in the automotive sector, strategy development and implementation of global projects in large organizations.

“We are very excited to be joining Dealertrack and believe this transaction will enable customers worldwide to achieve high performance through a broadened solutions portfolio,” said Katenkamp. “Through our combined geographical presence, we are well positioned to lead the market in both competitive offerings and reach. Furthermore, we are confident that our employees will have greater opportunities for further development; our team has a great deal of excitement about the mission ahead.”

In connection with the transaction, Evercore acted as financial advisor and O'Melveny & Myers LLP provided legal advice to Dealertrack. Sonenshine Partners LLC & Cenkos Securities PLC acted as financial advisors and Stephenson Harwood LLP & Heuking Kühn Lüer Wojtek provided legal advice to incadea.

Dealertrack will host a conference call to discuss this announcement on December 18, 2014, at 8:30 a.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com, where a supplementary presentation is also available. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 in the U.S., and 970-315-0443 internationally; no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the Dealertrack website until March 18, 2015.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies’ intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents and aftermarket providers. In addition to the industry’s largest online credit application network, connecting more than 20,000 dealers with more than 1,500 lenders, Dealertrack Technologies delivers the industry’s most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Digital Marketing and Registration and Titling solutions.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding the benefits of Dealertrack's solutions, the expected benefits of the transaction with incadea, the expected timing of the transaction, any conclusions or statements based thereon and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include the possibility that expected benefits of the acquisition of incadea may not materialize as expected; that the condition to the offer are not satisfied; that the acquisition may not be timely completed, if at all; that Dealertrack and its subsidiaries may not be able to successfully integrate the operations of incadea, realize synergies from the acquisition, or ensure the continued performance or growth of incadea; the performance and acceptance of the Dealertrack solutions, the performance of Dealertrack's third-party partners, and other risks listed in our reports filed with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ending December 31, 2013 and our Quarterly Reports on Form 10-Q. These filings can be found on Dealertrack’s website at www.dealertrack.com and the SEC's website www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Disclosure requirements of the United Kingdom City Code on Takeovers and Mergers (the "Code")

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129.

Additional U.S.-Related Information

This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Dealertrack or incadea. Dealertrack and incadea shareholders should read any filings made by Dealertrack in connection with the transaction, as they will contain important information. Those documents, if and when filed, as well as Dealertrack's other public filings with the SEC, may be obtained without charge at the SEC's website at www.sec.gov and at Dealertrack's website at www.dealertrack.com.

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